EXHIBIT 99.1

Worthington Reports Fourth Quarter Fiscal 2022 Results

COLUMBUS, Ohio, June 22, 2022 (GLOBE NEWSWIRE) -- Worthington Industries, Inc. (NYSE: WOR) today reported net sales of $1.5 billion and net earnings of $80.3 million, or $1.61 per diluted share, for its fiscal 2022 fourth quarter ended May 31, 2022. In the fourth quarter of fiscal 2021, the Company reported net sales of $978.3 million and net earnings of $113.6 million, or $2.15 per diluted share. Results in both the current and prior year quarter were impacted by certain unique items, as summarized in the table below.

(U.S. dollars in millions, except per share amounts)

	4Q 2022		4Q 2021
	After-Tax	Per Share	After-Tax	Per Share
Net earnings	$80.3	$1.61	$113.6	$2.15
Impairment and restructuring (gains) charges	(1.8)	(0.03)	10.9	0.20
Incremental expenses related to Nikola gains	-	-	(1.1)	(0.02)
Adjusted net earnings	$78.5	$1.58	$123.4	$2.33

Financial highlights for the current and comparative periods are as follows:

(U.S. dollars in millions, except per share amounts)

	4Q 2022	4Q 2021	12M 2022	12M 2021
Net sales	$1,520.3	$978.3	$5,242.2	$3,171.4
Operating income	65.4	110.5	329.3	167.5
Equity income	53.0	42.4	213.6	123.3
Net earnings	80.3	113.6	399.3	741.5
Earnings per diluted share	$1.61	$2.15	$7.44	$13.42

“We finished our 2022 fiscal year with strong results in the fourth quarter and delivered record earnings per share for the full year,” said Andy Rose, President and CEO.  “Steel Processing was negatively impacted by inventory holding losses in the fourth quarter but our Building Products and Consumer Products segments both continued to perform exceptionally well, as our investments in new product development and production capacity are positively impacting our results.  I’m very pleased with the way our teams continue to execute in a challenging environment, and I want to thank all our employees for their continued hard work and commitment to our customers.”

Consolidated Quarterly Results

Net sales for the fourth quarter of fiscal 2022 were $1.5 billion compared to $978.3 million, an increase of $542.0 million, or 55%, over the comparable quarter in the prior year. The increase was driven by higher average selling prices across all segments and contributions from the acquisitions of Tempel Steel Company and Shiloh Industries’ U.S. BlankLight® business in the current fiscal year.

Gross margin decreased $58.4 million from the prior year quarter to $167.7 million, as improvements in both the Consumer Products and Building Products segments were more than offset by lower margin contributions from Steel Processing. Margins in Steel Processing were negatively impacted by an estimated $92.8 million unfavorable swing related to inventory holding losses in the current quarter compared to inventory holding gains in the prior year quarter.

Operating income for the current quarter was $65.4 million, down $45.1 million from the prior year quarter. Excluding restructuring items in both quarters and the impact of the Nikola-related expense adjustment in the prior year quarter, operating income was down $63.1 million from the prior year quarter on the combined impact of lower gross margin and higher SG&A expense, up $4.7 million over the prior year quarter primarily due to the impact of acquisitions.

Interest expense was $8.2 million in the current quarter, up $0.5 million over the prior year quarter due to the impact of higher average debt levels associated with short-term borrowings.

The Company generated equity income of $53.0 million in the current quarter and received cash distributions of $22.6 million from unconsolidated joint ventures during the quarter. The $10.7 million increase in equity income in the current quarter was driven primarily by higher equity earnings at ClarkDietrich, partially offset by a decline in equity earnings at WAVE.

Income tax expense was $25.0 million in the current quarter compared to $27.4 million in the prior year quarter. The decrease was driven by lower pre-tax earnings, partially offset by a discrete tax benefit realized in connection with the sale of the Company’s liquified petroleum gas (LPG) fuel storage business in Poland in the prior year quarter. Tax expense in the current quarter reflects an annual effective rate of 23.3% compared to 19.6% for the prior year quarter.

Balance Sheet

At quarter-end, total debt of $744.6 million was up $34.1 million from May 31, 2021. The Company had $34.5 million of cash at quarter end, a decrease of $605.8 million from May 31, 2021, primarily due to acquisitions and an increase in working capital associated with higher average steel prices.

Quarterly Segment Results

Steel Processing’s net sales totaled $1.1 billion, up $464.6 million, over the prior year quarter. The increase in net sales was driven by higher average selling prices and, to a lesser extent, the impact of acquisitions. Adjusted EBIT was down $81.3 million from the prior year quarter to $16.5 million, as the favorable impact of acquisitions and higher selling prices was more than offset by inventory holding losses, estimated to be $42.3 million in the current quarter compared to estimated inventory holding gains of $50.5 million in the prior year quarter. The mix of direct versus toll tons processed was 56% to 44% in the current quarter, compared to 48% to 52% in the prior year quarter.

Consumer Products’ net sales totaled $186.2 million, up 18%, or $28.7 million, over the prior year quarter on higher selling prices, partially offset by an unfavorable shift in product mix. Adjusted EBIT totaled $29.5 million in the current quarter, an increase of $10.5 million over the prior year quarter driven primarily by the favorable impact of higher selling prices.

Building Products’ net sales totaled $172.9 million, up 40%, or $49.2 million, over the prior year quarter on higher selling prices and an improved product mix. Adjusted EBIT increased $22.4 million over the prior year quarter to $63.6 million, on higher contributions of both operating and equity earnings, up $11.5 million and $10.8 million respectively, on the impact of higher selling prices, an increase in equity earnings at ClarkDietrich and favorable product mix.

Sustainable Energy Solutions’ net sales totaled $41.3 million, up 1%, or $0.4 million, over the comparable prior year quarter on higher selling prices, partially offset by the May 31, 2021 divestiture of the LPG business in Poland. Adjusted EBIT reflected a loss of $1.7 million compared to a profit of $3.9 million in the prior year quarter, driven by unfavorable product mix and increased costs. Adjusted EBIT in the prior year quarter excludes a $10.3 million loss on the sale of the LPG business.

Recent Developments

  During the fourth quarter of fiscal 2022, the Company repurchased a total of 1,000,000 of its common shares for $52.4 million, at an average purchase price of $52.41.

  On May 19, 2022, the Company established a revolving trade accounts receivable securitization facility allowing it to borrow up to $175.0 million. The facility further enhances the Company’s liquidity position, providing low-cost incremental borrowing capacity.

  On June 2, 2022, the Company acquired Level5® Tools, LLC, a leading provider of drywall tools and related accessories. The purchase price was approximately $55.0 million, subject to closing adjustments, with a potential earn out of up to $25.0 million based on performance through 2024.

  On June 22, 2022, Worthington's Board of Directors declared a quarterly dividend of $0.31 per share payable on September 29, 2022 to shareholders of record on September 15, 2022, an 11% increase or $0.03 per share.

Outlook

“We are well positioned heading into our new fiscal year with solid business strategies to drive growth through transformation, innovation, and M&A,” Rose said.  “While the business environment continues to be challenging and there is some level of economic uncertainty, our teams are performing at a high level, and we remain optimistic about demand in our key end markets and our ability to execute effectively going forward.”

Conference Call

Worthington will review fiscal 2022 fourth quarter results during its quarterly conference call on June 23, 2022, at 8:30 a.m., Eastern Time. Details regarding the conference call can be found on the Company website at www.WorthingtonIndustries.com.

About Worthington Industries

Worthington Industries (NYSE:WOR) is a leading industrial manufacturing company pursuing its vision to be the transformative partner to its customers, a positive force for its communities and earn exceptional returns for its shareholders. For over six decades, the Company has been delivering innovative solutions to customers spanning industries such as automotive, energy, retail and construction. Worthington is North America’s premier value-added steel processor and producer of laser welded solutions and electrical steel laminations that provide lightweighting, safety critical and emission reducing components to the mobility market. Through on-board fueling systems and gas containment solutions, Worthington serves the growing global hydrogen ecosystem. The Company’s focus on innovation and manufacturing expertise extends to market-leading consumer products in tools, outdoor living and celebrations categories, sold under brand names, Coleman®, Bernzomatic®, Balloon Time®, Mag Torch®, Well-X-Trol®, General®, Garden-Weasel®, Pactool International® and Hawkeye™; as well as market leading building products, including water systems, heating & cooling solutions, architectural and acoustical grid ceilings and metal framing and accessories.

Headquartered in Columbus, Ohio, Worthington operates 58 facilities in 16 states and nine countries, sells into over 90 countries and employs approximately 9,500 people. Founded in 1955, the Company follows a people-first philosophy with earning money for its shareholders as its first corporate goal. Relentlessly finding new ways to drive progress and transform, Worthington is committed to providing better solutions for customers and bettering the communities where it operates by reducing waste, supporting community-based non-profits and developing the next generations of makers.

Safe Harbor Statement

The Company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements by the Company relating to the ever-changing effects of the novel coronavirus (“COVID-19”) pandemic and the various responses of governmental and nongovernmental authorities thereto (such as fiscal stimulus packages, quarantines, shut downs and other restrictions on travel and commercial, social or other activities) on economies (local, national and international) and markets, and on our customers, counterparties, employees and third-party service providers; future or expected cash positions, liquidity and ability to access financial markets and capital; outlook, strategy or business plans; future or expected growth, growth potential, forward momentum, performance, competitive position, sales, volumes, cash flows, earnings, margins, balance sheet strengths, debt, financial condition or other financial measures; pricing trends for raw materials and finished goods and the impact of pricing changes; the ability to improve or maintain margins; expected demand or demand trends for the Company or its markets; additions to product lines and opportunities to participate in new markets; expected benefits from Transformation and innovation efforts; the ability to improve performance and competitive position at the Company’s operations; anticipated working capital needs, capital expenditures and asset sales; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain and the results thereof; projected profitability potential; the ability to make acquisitions and the projected timing, results, benefits, costs, charges and expenditures related to acquisitions, joint ventures, headcount reductions and facility dispositions, shutdowns and consolidations; projected capacity and the alignment of operations with demand; the ability to operate profitably and generate cash in down markets; the ability to capture and maintain market share and to develop or take advantage of future opportunities, customer initiatives, new businesses, new products and new markets; expectations for Company and customer inventories, jobs and orders; expectations for the economy and markets or improvements therein; expectations for generating improving and sustainable earnings, earnings potential, margins or shareholder value; effects of judicial rulings; and other non-historical matters constitute “forward-looking statements” within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, the risks, uncertainties and impacts related to the COVID-19 pandemic – the duration, extent and severity of which is impossible to predict, including the possibility of future resurgence in the spread of COVID-19 or variants thereof – and the availability, effectiveness and acceptance of vaccines, and other actual or potential public health emergencies and actions taken by governmental authorities or others in connection therewith; the effect of national, regional and global economic conditions generally and within major product markets, including significant economic disruptions from COVID-19, the actions taken in connection therewith and the implementation of related fiscal stimulus packages; the effect of conditions in national and worldwide financial markets, including inflation and increases in interest rates, and with respect to the ability of financial institutions to provide capital; the impact of tariffs, the adoption of trade restrictions affecting the Company’s products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; changing oil prices and/or supply; product demand and pricing; changes in product mix, product substitution and market acceptance of the Company’s products; volatility or fluctuations in the pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities, labor and other items required by operations (especially in light of the COVID-19 pandemic and Russia’s invasion of Ukraine); the outcome of adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters; effects of facility closures and the consolidation of operations; the effect of financial difficulties, consolidation and other changes within the steel, automotive (especially in light of the semi-conductor shortages), construction and other industries in which the Company participates; failure to maintain appropriate levels of inventories; financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom the Company does business; the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts; the ability to realize cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from Transformation initiatives, on a timely basis; the overall success of, and the ability to integrate, newly-acquired businesses and joint ventures, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom; capacity levels and efficiencies, within facilities, within major product markets and within the industries in which the Company participates as a whole; the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor shortages (especially in light of the COVID-19 pandemic), interruption in utility services, civil unrest, international conflicts (especially in light of Russia’s invasion of Ukraine), terrorist activities or other causes; changes in customer demand, inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability (especially in light of Russia’s invasion of Ukraine), foreign currency exchange rate exposure and the acceptance of the Company’s products in global markets; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; the effect of inflation and interest rate increases, which may negatively impact the Company’s operations and financial results; deviation of actual results from estimates and/or assumptions used by the Company in the application of its significant accounting policies; the level of imports and import prices in the Company’s markets; the impact of environmental laws and regulations or the actions of the United States Environmental Protection Agency or similar regulators which increase costs or limit the Company’s ability to use or sell certain products; the impact of increasing environmental, greenhouse gas emission and sustainability regulations or considerations or; the impact of judicial rulings and governmental regulations, both in the United States and abroad, including those adopted by the United States Securities and Exchange Commission and other governmental agencies as contemplated by the Coronavirus Aid, Relief and Economic Security (CARES) Act, the Consolidated Appropriations Act, 2021, the American Rescue Act of 2021, and the Dodd-Frank Wall Street Reform and the Consumer Protection Act of 2010; the effect of healthcare laws in the United States and potential changes for such laws, especially in light of the COVID-19 pandemic which may increase the Company’s healthcare and other costs and negatively impact the Company’s operations and financial results; the effects of tax laws in the United States and potential changes for such laws, which may increase the Company’s costs and negatively impact the Company’s operations and financial results; cyber security risks; the effects of privacy and information security laws and standards; and other risks described from time to time in the filings of Worthington Industries, Inc. with the United States Securities and Exchange Commission, including those described in “Part I – Item 1A. – Risk Factors” of the Annual Report on Form 10-K of Worthington Industries, Inc. for the fiscal year ended May 31, 2021.

Contacts:
SONYA L. HIGGINBOTHAM
VP, CORPORATE COMMUNICATIONS AND BRAND MANAGEMENT
614.438.7391 | sonya.higginbotham@worthingtonindustries.com

MARCUS A. ROGIER
TREASURER AND INVESTOR RELATIONS OFFICER
614.840.4663 | marcus.rogier@worthingtonindustries.com

200 Old Wilson Bridge Rd. | Columbus, Ohio 43085
WorthingtonIndustries.com

WORTHINGTON INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	May 31,		May 31,
	2022	2021	2022	2021
Net sales	$1,520,305	$978,319	$5,242,219	$3,171,429
Cost of goods sold	1,352,582	752,171	4,527,403	2,532,351
Gross margin	167,723	226,148	714,816	639,078
Selling, general and administrative expense	104,642	99,925	399,568	351,145
Impairment of long-lived assets	-	-	3,076	13,739
Restructuring and other (income) expense, net	(2,314)	18,441	(17,096)	56,097
Incremental expenses related to Nikola gains	-	(2,676)	-	50,624
Operating income	65,395	110,458	329,268	167,473
Other income (expense):
Miscellaneous income, net	651	797	2,714	2,163
Interest expense	(8,167)	(7,650)	(31,337)	(30,346)
Equity in net income of unconsolidated affiliates	53,041	42,386	213,641	123,325
Gains on investment in Nikola	-	-	-	655,102
Earnings before income taxes	110,920	145,991	514,286	917,717
Income tax expense	24,963	27,449	115,022	176,267
Net earnings	85,957	118,542	399,264	741,450
Net earnings attributable to noncontrolling interests	5,705	4,987	19,878	17,655
Net earnings attributable to controlling interests	$80,252	$113,555	$379,386	$723,795

Basic
Weighted average common shares outstanding	48,780	51,587	49,940	52,701
Earnings per share attributable to controlling interest	$1.65	$2.20	$7.60	$13.73

Diluted
Weighted average common shares outstanding	49,701	52,862	50,993	53,917
Earnings per share attributable to controlling interest	$1.61	$2.15	$7.44	$13.42

Common shares outstanding at end of period	48,380	51,330	48,380	51,330

Cash dividends declared per share	$0.28	$0.28	$1.12	$1.03

CONSOLIDATED BALANCE SHEETS
WORTHINGTON INDUSTRIES, INC.
(In thousands)

	May 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$34,485	$640,311
Receivables, less allowances of $1,292 and $608 at May 31, 2022
and May 31, 2021, respectively	857,493	639,964
Inventories:
Raw materials	323,609	266,208
Work in process	255,019	183,413
Finished products	180,512	115,133
Total inventories	759,140	564,754
Income taxes receivable	20,556	1,958
Assets held for sale	20,318	51,956
Prepaid expenses and other current assets	93,661	69,049
Total current assets	1,785,653	1,967,992
Investments in unconsolidated affiliates	327,381	233,126
Operating lease assets	98,769	35,101
Goodwill	401,469	351,056
Other intangible assets, net of accumulated amortization of $93,973 and
$80,513 at May 31, 2022 and May 31, 2021, respectively	299,017	240,387
Other assets	34,394	30,566
Property, plant and equipment:
Land	51,483	21,744
Buildings and improvements	303,269	271,196
Machinery and equipment	1,196,806	1,046,065
Construction in progress	59,363	53,903
Total property, plant and equipment	1,610,921	1,392,908
Less: accumulated depreciation	914,581	877,891
Total property, plant and equipment, net	696,340	515,017
Total assets	$3,643,023	$3,373,245

Liabilities and equity
Current liabilities:
Accounts payable	$668,438	$567,392
Short-term borrowings	47,997	-
Accrued compensation, contributions to employee benefit plans and related taxes	117,530	137,698
Dividends payable	15,988	16,536
Other accrued items	70,125	52,250
Current operating lease liabilities	11,618	9,947
Income taxes payable	300	3,620
Current maturities of long-term debt	265	458
Total current liabilities	932,261	787,901
Other liabilities	115,991	82,824
Distributions in excess of investment in unconsolidated affiliate	81,149	99,669
Long-term debt	696,345	710,031
Noncurrent operating lease liabilities	88,183	27,374
Deferred income taxes, net	115,132	113,751
Total liabilities	2,029,061	1,821,550
Shareholders' equity - controlling interest	1,480,752	1,398,193
Noncontrolling interests	133,210	153,502
Total equity	1,613,962	1,551,695
Total liabilities and equity	$3,643,023	$3,373,245

WORTHINGTON INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Twelve Months Ended
	May 31,		May 31,
	2022	2021	2022	2021
Operating activities:
Net earnings	$85,957	$118,542	$399,264	$741,450
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	28,248	21,990	98,827	87,654
Impairment of long-lived assets	-	-	3,076	13,739
Provision for (benefit from) deferred income taxes	5,839	(4,304)	19,175	4,822
Bad debt expense (income)	63	(95)	959	(255)
Equity in net income of unconsolidated affiliates, net of distributions	(30,487)	(16,881)	(113,583)	(32,318)
Net (gain) loss on sale of assets	(2,320)	18,293	(16,150)	53,607
Stock-based compensation	4,141	4,692	16,100	19,129
Gains on investment in Nikola	-	-	-	(655,102)
Charitable contribution of Nikola shares	-	-	-	20,653
Changes in assets and liabilities, net of impact of acquisitions:
Receivables	4,123	(112,535)	(151,328)	(223,254)
Inventories	111,323	(163,149)	(118,490)	(169,740)
Accounts payable	(38,737)	157,593	12,230	315,222
Accrued compensation and employee benefits	23,576	27,134	(29,348)	75,725
Income taxes payable	(4,490)	(33,896)	(5,977)	2,671
Other operating items, net	(22,398)	22,923	(44,643)	20,376
Net cash provided by operating activities	164,838	40,307	70,112	274,379

Investing activities:
Investment in property, plant and equipment	(22,796)	(16,857)	(94,600)	(82,178)
Purchase of noncontrolling interest in WSP - Taylor	(6,811)	-	(6,811)	-
Acquisitions, net of cash acquired	548	203	(376,713)	(129,615)
Proceeds from sale of assets, net of selling costs	4,032	25,259	39,936	45,854
Proceeds from sale of Nikola shares	-	-	-	634,449
Net cash provided (used) by investing activities	(25,027)	8,605	(438,188)	468,510

Financing activities:
Net proceeds from (repayments of) short-term borrowings	(63,912)	-	41,726	-
Principal payments on long-term obligations	(11)	(330)	(565)	(622)
Proceeds from issuance of common shares, net of tax withholdings	236	4,872	(6,280)	6,581
Payments to noncontrolling interests	(19,724)	(2,880)	(35,160)	(10,690)
Repurchase of common shares	(52,406)	(46,804)	(180,248)	(192,054)
Dividends paid	(13,833)	(12,964)	(57,223)	(52,991)
Net cash used by financing activities	(149,650)	(58,106)	(237,750)	(249,776)
Increase (decrease) in cash and cash equivalents	(9,839)	(9,194)	(605,826)	493,113
Cash and cash equivalents at beginning of year	44,324	649,505	640,311	147,198
Cash and cash equivalents at end of year	$34,485	$640,311	$34,485	$640,311

WORTHINGTON INDUSTRIES, INC.
NON-GAAP FINANCIAL MEASURES / SUPPLEMENTAL DATA
(In thousands, except volume and per share amounts)

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (GAAP). The Company also presents adjusted operating income and adjusted net earnings per diluted share attributable to controlling interest, which generally exclude impairment and restructuring charges as well as other items that management believes are not reflective of, and thus should not be included when evaluating the performance of its ongoing operations. Additionally, the Company presents adjusted earnings before interest and taxes attributable to controlling interest (“adjusted EBIT”) for purposes of evaluating segment performance. These represent non-GAAP financial measures and are used by management to evaluate the Company’s performance, engage in financial and operational planning and determine incentive compensation because it believes that these measures provide additional perspective and, in some circumstances are more closely correlated to, the performance of the Company’s ongoing operations.

The following provides a reconciliation to adjusted operating income and adjusted earnings per diluted share from the most comparable GAAP measures for the three months ended May 31, 2022 and 2021.

	Three Months Ended May 31, 2022
	Operating Income	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings Attributable to Controlling Interest(1)	Earnings per Diluted Share
GAAP	$65,395	$110,920	$24,963	$80,252	$1.61
Restructuring and other income, net	(2,314)	(2,314)	570	(1,847)	(0.03)
Non-GAAP	$63,081	$108,606	$24,393	$78,405	$1.58

	Three Months Ended May 31, 2021
	Operating Income	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings Attributable to Controlling Interest(1)	Earnings per Diluted Share
GAAP	$110,458	$145,991	$27,449	$113,555	$2.15
Restructuring and other expense, net	18,441	18,441	(7,413)	10,998	0.20
Incremental expenses related to Nikola gains	(2,676)	(2,676)	1,544	(1,132)	(0.02)
Non-GAAP	$126,223	$161,756	$33,318	$123,421	$2.33

Change	$(63,142)	$(53,150)	$(8,925)	$(45,016)	$(0.75)

The following provides a reconciliation to adjusted operating income and adjusted earnings per diluted share from the most comparable GAAP measures for the year ended May 31, 2022 and 2021.

	Twelve Months Ended May 31, 2022
	Operating Income	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings Attributable to Controlling Interest(1)	Earnings per Diluted Share
GAAP	$329,268	$514,286	$115,022	$379,386	$7.44
Impairment of long-lived assets	3,076	3,076	(450)	1,486	0.03
Restructuring and other income, net	(17,096)	(17,096)	2,598	(8,572)	(0.17)
Non-GAAP	$315,248	$500,266	$112,874	$372,300	$7.30

	Twelve Months Ended May 31, 2021
	Operating Income	Earnings Before Income Taxes	Income Tax Expense (Benefit)	Net Earnings Attributable to Controlling Interest(1)	Earnings per Diluted Share
GAAP	$167,473	$917,717	$176,267	$723,795	$13.42
Impairment of long-lived assets	13,739	13,739	(3,200)	10,539	0.20
Restructuring and other expense, net	56,097	56,097	(29,450)	26,421	0.50
Incremental expenses related to Nikola gains	50,624	50,624	(10,241)	40,383	0.75
Gains on investment in Nikola	-	(655,102)	136,035	(519,067)	(9.63)
Non-GAAP	$287,933	$383,075	$83,123	$282,071	$5.24

Change	$27,315	$117,191	$29,751	$90,229	$2.06

[1] Excludes the impact of the noncontrolling interest.

To further assist in the analysis of segment results for the periods presented, the following volume and sales information for the three and twelve months ended May 31, 2022 and 2021 has been provided along with a reconciliation of adjusted EBIT to the most comparable GAAP measure, which is operating income for purposes of measuring segment profit:

	Three Months Ended May 31, 2022
	Steel Processing	Consumer Products	Building Products	Sustainable Energy Solutions	Other	Consolidated
Volume (tons/units)	1,042,465	22,008,912	3,469,962	181,026	-	n/a
Sales	$1,119,808	$186,212	$172,945	$41,335	$5	$1,520,305

Operating income (loss)	$16,877	$29,734	$19,834	$(1,756)	$706	$65,395
Restructuring and other income, net	(2,281)	-	-	-	(33)	(2,314)
Adjusted operating income (loss)	14,596	29,734	19,834	(1,756)	673	63,081
Miscellaneous income, net	827	(245)	99	80	(110)	651
Equity in net income of unconsolidated affiliates (1)	6,922	-	43,634	-	2,485	53,041
Less: Net earnings attributable to noncontrolling interests (2)	5,809	-	-	-	-	5,809
Adjusted earnings before interest and taxes	$16,536	$29,489	$63,567	$(1,676)	$3,048	$110,964

	Three Months Ended May 31, 2021
	Steel Processing	Consumer Products	Building Products	Sustainable Energy Solutions	Other	Consolidated
Volume (tons/units)	1,099,477	21,518,383	3,389,854	252,366	-	n/a
Sales	$655,177	$157,492	$123,689	$40,908	$1,053	$978,319

Operating income (loss)	$94,333	$19,344	$8,043	$(6,448)	$(4,814)	$110,458
Restructuring and other expense, net	79	(78)	256	10,293	7,891	18,441
Incremental expenses related to Nikola gains	-	-	-	-	(2,676)	(2,676)
Adjusted operating income	94,412	19,266	8,299	3,845	401	126,223
Miscellaneous income, net	(127)	(264)	104	11	1,073	797
Equity in net income of unconsolidated affiliates (1)	8,571	-	32,824	-	991	42,386
Less: Net earnings attributable to noncontrolling interests (2)	5,025	-	-	-	-	5,025
Adjusted earnings (loss) before interest and taxes	$97,831	$19,002	$41,227	$3,856	$2,465	$164,381

(1) See supplemental break-out of equity income by unconsolidated affiliate in the table below.
(2) Excludes the noncontrolling interest portion of restructuring charges of $104 and $38 for the three months ended May 31, 2022 and 2021, respectively.

	Twelve months ended May 31, 2022
	Steel Processing	Consumer Products	Building Products	Sustainable Energy Solutions	Other	Consolidated
Volume (tons/units)	4,170,931	82,393,013	11,707,258	610,811	-	n/a
Sales	$3,933,021	$636,478	$541,757	$130,954	$9	$5,242,219

Operating income (loss)	$199,120	$94,378	$39,905	$(6,157)	$2,022	$329,268
Impairment of long-lived assets	3,076	-	-	-	-	3,076
Restructuring and other income, net	(14,480)	-	(35)	(143)	(2,438)	(17,096)
Adjusted operating income (loss)	187,716	94,378	39,870	(6,300)	(416)	315,248
Miscellaneous income, net	862	(76)	240	64	1,624	2,714
Equity in net income of unconsolidated affiliates (3)	29,787	-	176,498	-	7,356	213,641
Less: Net earnings attributable to noncontrolling interests (4)	15,093	-	-	-	-	15,093
Adjusted earnings (loss) before interest and taxes	$203,272	$94,302	$216,608	$(6,236)	$8,564	$516,510

	Twelve months ended May 31, 2021
	Steel Processing	Consumer Products	Building Products	Sustainable Energy Solutions	Other	Consolidated
Volume (tons/units)	4,066,773	74,656,594	11,181,873	897,261	33,419	n/a
Sales	$2,059,397	$523,697	$402,038	$134,890	$51,407	$3,171,429

Operating income (loss)	$208,648	$74,901	$12,584	$(5,535)	$(123,125)	$167,473
Impairment of long-lived assets	-	506	1,423	-	11,810	13,739
Restructuring and other income, net	1,883	41	256	10,293	43,624	56,097
Incremental expenses related to Nikola gains	-	-	-	-	50,624	50,624
Adjusted operating income (loss)	210,531	75,448	14,263	4,758	(17,067)	287,933
Miscellaneous income, net	(371)	(512)	194	203	2,649	2,163
Equity in net income of unconsolidated affiliates (3)	15,965	-	103,447	-	3,913	123,325
Less: Net earnings attributable to noncontrolling interests (4)	17,950	-	-	-	-	17,950
Adjusted earnings (loss) before interest and taxes	$208,175	$74,936	$117,904	$4,961	$(10,505)	$395,471

(3) See supplemental break-out of equity income by unconsolidated affiliate in the table below
(4) Excludes the noncontrolling interest portion of impairment and restructuring (charges) gains of $4,785 and $(295) for the year ended May 31, 2022 and 2021, respectively.

The following tables outlines our equity income (loss) by unconsolidated affiliate for the periods presented:

	Three Months Ended		Twelve Months Ended
	May 31,		May 31,
	2022	2021	2022	2021
WAVE	$20,755	$24,460	$87,426	$78,869
ClarkDietrich	22,879	8,365	89,072	24,578
Serviacero Worthington	6,922	8,571	29,787	15,965
ArtiFlex	2,806	1,596	7,590	4,475
Cabs	(321)	(606)	(234)	(562)
Total equity income	$53,041	$42,386	$213,641	$123,325